UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2009
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(c)	Effective November 24, 2009, Michael D. Bornak, 47, was appointed Chief Financial Officer and Treasurer of Tollgrade Communications, Inc. (the “Company”). Mr. Bornak had been serving as the Company’s interim Chief Financial Officer since September 17, 2009. Prior to joining the Company, Mr. Bornak served as the Chief Financial Officer for Solar Power Industries, Inc., a fully integrated solar company, from June 2008 until July 2009. Prior thereto, Mr. Bornak was Chief Financial Officer and Secretary for MHF Logistical Solutions, Inc., a logistics company serving primarily the nuclear and hazardous/non-hazardous waste industries, from February 2006 until June 2008. Prior thereto, he served as Vice President of Finance and Chief Financial Officer for Portec Rail Products, Inc., a publicly traded railroad handling supplier, from January 1998 until February 2006.
Pursuant to the terms of Mr. Bornak’s offer letter, he will receive a base salary of $250,000, and is eligible to receive bonuses pursuant to the Company’s Management Incentive Compensation Plan at 35% of his base salary. The Company also entered into a severance agreement with Mr. Bornak, which became effective as of November 24, 2009 and will continue for a term of two years. Under the terms of the severance agreement, if Mr. Bornak is terminated without cause during the term and executes a release of claims to the Company, he will continue to receive his base salary (excluding bonuses, commissions or other similar amounts) for a period of six months beyond the date of termination of employment. The severance agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the severance agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the severance agreement. The Company also entered into a non-competition and non-disclosure agreement with Mr. Bornak, and he will be eligible to participate in the benefit plans generally available to employees of the Company. He will also be eligible for a supplemental long-term disability policy. Pursuant to the terms of his offer letter, subject to approval of the Compensation Committee of the Board of Directors at its next regularly scheduled meeting, Mr. Bornak will also receive a grant of 50,000 non-qualified stock options pursuant to the Company’s 2006 Long-Term Incentive Compensation Plan, which shares would vest in equal installments over a three year period beginning on the first anniversary of the date of grant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c)	EXHIBITS

10.1	Severance agreement dated November 24, 2009 between Tollgrade Communications, Inc. and Michael D. Bornak, filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNCIATIONS, INC.
Dated: November 30, 2009	By:	/s/ Jennifer M. Reinke
General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance agreement dated November 24, 2009 between Tollgrade Communications, Inc. and Michael D. Bornak, filed herewith.

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